EXHIBIT 13




     YIELD AND EFFECTIVE YIELD CALCULATIONS

Money Market Investment Division

Yield for the Money Market Investment Division is calculated on a seven day period.

The current yield formula = base period return x (365/7)

The effective yield formula = [(1 + base period return)365/7] - 1

Base period return is calculated as follows:
     Ending account value
      -Beginning account value
      -Expenses accrued for the period
     Net change in account value

Net change in account value/Beginning account value = base period return.

Following is an example of these calculations based on the following assumed expenses: 1.25% mortality and expense risk charge; $27 contract maintenance charge and a contingent deferred sales charge of 7% if contract surrendered in year 1, 6% if contract surrendered in year 2, 5% if contract surrendered in year 3, 4% if contract surrendered in year 4, 3% if contract surrendered in year 5, 2% if surrendered in year 6, and 0% if contract surrendered in year 7 or after.

a=   Value of one accumulation unit at beginning of period =
10.54605
b=   Value of one accumulation unit at end of period = 10.55353
c=   Annual maintenance charges accrued in period = $2.87
d=   Average number of units outstanding in period = 1000.00
e=   Base period return

Yield if contingent deferred sales charge applies:

          Yield =   (b-a-c/d)
                   a
          = $10.55353 - 10.54606 - $2.87/ 1000.00
                     10.54605

          e=   0.000437

          f=   Annualized yield  - e x (365/7)  =  2.28%

          g=   Effective yield - {[1 + (e)]365/7} - 1  = 2.30%

Yield if contingent deferred sales charge does not apply:
          Yield =   (b-a-c/d)
                   a
          = $10.55353 - 10.54606 - $2.87/ 1000.00
                     10.54605
          e=   0.000499
          f=   Annualized yield  - e x (365/7)  =  2.60%
          g=   Effective yield - {[1 + (e)]365/7} - 1  = 2.64%


TOTAL RETURN CALCULATION


FORMULA:  P(1+T)N = ERV

Where:    T=   Average annual total return
          N=   The number of years including portions of years
where applicable for which the performance is being measured
          ERV= Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the applicable period
          P=   A hypothetical $1,000 initial payment made at the
inception of the Investment Division

Assumed expenses = 1.25% mortality and expense risk charge; $27 contract maintenance charge and a contingent deferred sales charge of 7% if contract surrendered in year 1, 6% if contract surrendered in year 2, 5% if contract surrendered in year 3, 4% if contract surrendered in year 4, 3% if contract surrendered in year 5, 2% if surrendered in year 6, and 0% if contract surrendered in year 7 or after.

The above formula can be restated to solve for T as follows:

     T = [(ERV/P)1/N] - 1

Following are examples of this calculation on a 1 year, 5 year, 10 year and since inception basis if contingent deferred sales charge applies

1 year total return:
     ERV =          1,118.30
     N=        1.00
     P=        1,000.00

Therefore, 1 year total return is  11.83% .


5 year total return:
     ERV =          1,752.14
     N=        5.00
     P=        1,000.00

Therefore, 5 year total return is  11.87% .


10 year total return:
     ERV =          2,983.29
     N=        10.00
     P=        1,000.00

Therefore, 10 year total return is  11.55% .


Since inception total return:
     ERV =          45,383.53
     N=        14.50
     P=        1,000.00

Therefore, since inception total return is  12.31% .

Following are examples of this calculation on a 1 year, 5 year, 10 year and since inception basis if contingent deferred sales charge does not apply:

1 year total return:
     ERV =          1,202.20
     N=        1.00
     P=        1,000.00

Therefore, 1 year total return is  20.22% .


5 year total return:
     ERV =          1,806.04
     N=        5.00
     P=        1,000.00

Therefore, 5 year total return is  12.55% .

10 year total return:
     ERV =          2,983.29
     N=        10.00
     P=        1,000.00

Therefore, 10 year total return is  11.55% .


Since inception total return:
     ERV =          45,383.53
     N=        14.50
     P=        1,000.00

Therefore, since inception total return is  12.31% .